EXHIBIT 10.28


 SERVICES AGREEMENT

      This Agreement, effective as of March 1, 2001 , is between Sport Supply Group, Inc. , a Delaware corporation having its principal place of business at 1901 Diplomat Drive, Farmers Branch, Texas 75234 ("SSG") and EJB Development, Inc., a New Jersey corporation having a principal place of business located at 1040 Copper Canyon Road, Copper Canyon, Texas 76226 ("EJB").

      SSG directly and through its subsidiaries manufactures and distributes sporting goods equipment.

      EJB provides management information systems services ("MIS") for programming, development and MIS operations.

      EJB  also   provides   certain  telecommunications   related   services
 ("telecommunications").

      SSG  desires  to  utilize  EJB   for  MIS  services  for   programming,
 development and MIS operations and telecommunications services (hereinafter collectively referred to as "Services") as set forth in this Agreement.

      EJB desires to provide these Services to SSG and represents it has the capability, capacity, personnel and experience to provide the requisite Services to fill SSG's forecasted needs.

      In  consideration  of  the  mutual  covenants  and  agreements   herein
 contained and for other good and valuable consideration, SSG and EJB hereby mutually agree as follows:


      1. Appointment

      SSG appoints EJB as a nonexclusive provider of Services for SSG as set forth herein.


      2. Term

      Subject to the expiration or earlier termination of this Agreement as provided in paragraph 11 below, the term of this Agreement shall be for a period of thirty-six (36) months from the effective date hereof.


      3. Services; Warranties

      A.   Services

      EJB shall and shall cause its employees, agents and subcontractors (collectively referred to herein as "employees") at EJB's sole cost and expense, to provide all Services, including operations and support, for SSG's, and its subsidiaries', operations in the United States.

      In performing the Services, it is anticipated that EJB shall provide such high level talent at SSG's facility in Dallas, Texas, or at such other location as SSG may be located in Texas, on such basis as it deems necessary to fulfill its duties hereunder which shall not be less than 13 full time employees on site per day for at least 8 hours per day during SSG's normal business hours or as otherwise agreed between the parties. In any event, EJB shall utilize Ed Buccino and other individuals therefore with equivalent knowledge and expertise as approved in advance and in writing by SSG ("substitute individuals") in its performance of the MIS services. In the event any employee of, or consultant to, EJB is replaced by a substitute individual, EJB will be solely responsible for all costs and expenses related to hiring, retraining and replacing such person with the substitute individual

      For all Services other than that set forth above, the parties shall agree to an applicable price structure.

      B.   Warranties and Covenants

      EJB warrants and covenants that, in performing the Services:

      (1) it will strictly comply with the descriptions and representations as to the requirements of the Services (including performance capabilities, accuracy, completeness, characteristics, specifi-cations, configurations, standards, functions and requirements) as designated by SSG's MIS Steering Committee;

      (2) its Services shall be in accordance with generally applicable standards in the industry; and

      (3) the Services shall not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secrets, proprietary information and non-disclosure rights, or any trademark, copyright or patent rights.

      Attached hereto as "Appendix A" is a list of SAP training classes attended by consultants (Bruce Strom, Dean Schreier, Ed Buccino Ann Marie Love and Robb White) and paid for by SSG. If any of the listed consultants resign, are terminated or otherwise leave for any reason, EJB will be solely responsible at its own expense for retraining and replacing the consultants (including, without limitation, paying for the replacement to attend identical SAP classes that the leaving consultant attended at SSG's expense).


      4. Reporting, Recordkeeping

      A. Reports: SSG may periodically request from EJB various reports on the Services. EJB shall submit the reports within the time specified and in the form designated by SSG.

      B. Maintenance of records: EJB shall keep and maintain all records, by project, of its Services at its main location set forth above for not less than six (6) years following expiration or earlier termination, as provided herein, of this Agreement.

      C. Inspection of records: EJB agrees to permit any duly authorized employee, agent or representative of SSG to inspect EJB's records related to its Services during regular business hours upon telephone notice. EJB further agrees to permit any duly authorized employee, agent or representative of SSG to copy and make extracts or compilations from or, at SSG's request, to send to SSG free-of-charge, copies of all books and records pertaining to EJB's performance of the Services.


      5. Organization and Facilities

      EJB is solely responsible for selecting and maintaining a satisfactory staff sufficient to fulfill its obligations under this Agreement. Except as specifically set forth herein, all costs and expenses incurred by EJB in the operation of its business including, but not limited to, all rents, compensations, fees, taxes, licenses, insurance, permits, telephone, telegraph, telecopier expenses, and all other audit, administration and other expenses shall be borne and paid by EJB excluding those expenses directly related to the Services and incurred at 1901 Diplomat Drive, Farmers Branch, Texas with SSG's prior written consent. In furtherance and not in limitation of the above, it is specifically agreed that EJB shall bear the cost of any data lines installed, with SSG's prior written approval, at an off-site premises to perform the Services. If SSG specifically requests that employees, officers, directors or agents of EJB travel anywhere with a distance greater than sixty (60) miles of SSG's present headquarters in Dallas, Texas, in accordance with performance of the Services, the reasonable cost for such traveling shall be paid by SSG in accordance with SSG's travel and entertainment policy. However, it is hereby agreed by the parties that any approved air travel shall be limited to discount coach class.


      6. Compensation

      In full and complete satisfaction of the Services to be rendered by EJB pursuant to this Agreement, SSG agrees to pay EJB as set forth on Appendix
 B. EJB acknowledges that SSG has paid EJB $159,000 as an advance deposit to apply against future Services to be provided under this Agreement. EJB agrees that SSG may apply such deposit in full satisfaction of the fees
 payable for the Services provided in the last month of this  Agreement.   EJB
 further agrees to deduct $662.50 from each monthly invoice in lieu of paying interest on the prepaid deposit.


      7. Insurance

      Insurance to be supplied by EJB

      EJB shall purchase and maintain insurance satisfactory to SSG of the kinds and in the amounts specified on Appendix C, or in amounts required by law, whichever is greater, and furnish SSG with certificates of insurance as evidence thereof, in the prescribed form prior to the commencement of Services. SSG shall reimburse EJB for fifty percent (50%) of the insurance premiums required by this Agreement, not to exceed $3,192.00 per year. EJB may invoice SSG up to $266.00 per month for payment of these insurance premiums.


      8. Independent Contractor: No Franchise Relationship

      A. EJB is not, and this Agreement does not constitute EJB as being, SSG's representative or agent for any purpose except for the Services provided herein.

      B. It is expressly understood and agreed that EJB is, and shall at all times be deemed to be, an independent contractor. The parties shall not in any way be deemed or construed to be partners and this Agreement does not create a partnership, employment relationship or franchiser/franchisee relationship between the parties or constitute EJB as an agent, employee, or representative of SSG.

      C. EJB and SSG shall not have the right or authority to act for, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of, or on behalf of, the other or any of their affiliates or to bind the other or any affiliate in any manner whatsoever unless expressly agreed to in writing by both parties.

      D. All personnel employed, subcontracted or otherwise engaged by EJB to perform under this Agreement shall be the agents, servants and employees of EJB only. SSG shall have no obligations or liability of any kind, nature or sort, express or implied, by virtue of, or with respect to, the conduct of any EJB personnel. In no event shall EJB, or its employees, agents or subcontractors, directly or indirectly, represent that they are employees, agents or subcontractors of SSG. Under no circumstances shall any of EJB's employees, agents or subcontractors be deemed to be employees, agents or subcontractors of SSG for any purpose, including without limitation, entitlement to employee benefits from SSG as a result of this Agreement.

      E. The hiring, firing, direction, selection and assignment of all personnel required to perform the Services to be rendered by EJB under this Agreement shall be under the exclusive control of EJB. All wages, salaries, benefits and other compensation payable to each person employed by EJB to perform its obligations hereunder, including, but not limited to all federal, state and local withholding taxes, FICA payments, workers'
 compensation and all other items payable in respect of payroll, medical coverage, vacations and pension plans, now in existence or hereafter adopted by EJB or imposed by any governmental authority (federal, state or local) or now or hereafter included in any collective bargaining or union agreements to which EJB may now or hereafter be a party, shall be the sole responsibility of EJB. If any agent, independent contractor, servant or employee of EJB is held by any governmental entity, for any reason or purpose, to be an employee, servant or agent of SSG, EJB shall indemnify and hold SSG, and its affiliates, officers and employees, harmless for all amounts (including reasonable attorneys' fees) SSG may be required to pay as a result of any order or ruling.


      9. Indemnification

      EJB does hereby agree to indemnify and hold SSG and its affiliates and any director, officer, employee or agent thereof (each of the foregoing being hereinafter referred to individually as "Indemnified Party") harmless from and against all liability including but not limited to all claims, damages, expenses, costs, judgments, and reasonable attorneys fees to third parties arising from or in connection with the violation of any third party's trade secrets, proprietary information, trademarks, copyrights, or patent rights in connection with the performance of Services under this Agreement. EJB shall indemnify and hold harmless SSG, SSG's affiliates and their respective directors, officers, agents and employees, against and from any and all claims, actions, liabilities, and suits, whether groundless or otherwise, and against and from any and all liabilities, losses, damages, costs, charges, counsel fees, and all other expenses, of every nature and character, based upon or arising out of the performance by EJB of Services hereunder, or in any way occasioned by, or arising out of the performance by EJB of Services hereunder, or in any way occasioned by, or arising from, the presence of EJB on SSG premises, or due to any act or omission by EJB. In the event that any claim shall (either during or after the term of this Agreement) be instituted against SSG by reason of any of the foregoing, EJB, if SSG so requests, shall defend such claim at its sole expense by reputable counsel acceptable to SSG. This indemnification provision shall not be released or waived by reason of any insurance or surety provided by EJB under this Agreement. EJB's obligation to indemnify any Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason. The reference to EJB herein shall refer to EJB, its officers, directors, employees, agents and subcontractors.


      10. Confidentiality

      EJB acknowledges that it may create or receive manuals, catalogs, price lists, customer lists, new product information, projections, diagrams, models, previews, computer software, and other information ("confidential information") to enable it to perform hereunder. Accordingly, EJB agrees to protect and safeguard the confidential information, disclose it only to those of its employees, agents or subcontractors who have a need to know the same and to protect the confidentiality thereof including but not limited to obtaining enforceable signed written nondisclosure and noncompetition agreements by such employees, agents or subcontractors to be bound by the provisions of this paragraph. No copies, extracts, summaries or compilations of, or relating to, such information may be made without the prior written consent of SSG. EJB shall neither reverse engineer, decompile or otherwise seek to decipher any coding or technology, nor shall it permit or assist others to do so. A breach or threatened breach of this section may be enjoined or restrained without bond or proof of actual damages in any court having jurisdiction. This Paragraph 10 shall survive the termination of this Agreement.

      Upon expiration or earlier termination of this Agreement, as set forth herein, EJB shall return to SSG all confidential information and all copies thereof.


      11. Termination

      A. SSG may terminate this Agreement immediately upon notice to EJB for cause (such as a breach of this Agreement) or in the event that Ed Buccino does not perform the Services on behalf of EJB.

      EJB shall promptly invoice and SSG shall pay for all authorized Services performed through the date of termination.


      12. Results Of Expiration Or Termination

      Upon the expiration or earlier termination of this Agreement, EJB shall promptly return to SSG all inventory, reports, documents, catalogs, literature, materials and tangible property supplied by SSG, all material arising from the Services and all other confidential information and provide SSG with detailed documentation on the Software as of the date of expiration or earlier termination (collectively "information"). It is understood that if any such information belonging to SSG is held by officers, directors, employees, agents or subcontractors of EJB, EJB covenants that it will ensure that such information shall be promptly returned to SSG. EJB warrants and represents that upon hiring officers, directors, employees, agents or subcontractors to provide Services as set forth therein, EJB shall obtain such officers', directors', employees', agents' or subcontractors' written agreement to the provisions of this paragraph.


      13. Assignment

      This Agreement is personal to EJB and is based upon EJB's claimed expertise, ability and reputation. Neither this Agreement nor any of the rights or obligations of EJB hereunder may be assigned, delegated, subcontracted, transferred or conveyed by operation of law or otherwise without SSG's prior written consent in each instance. Each successive assignment shall require SSG's prior written consent, which consent shall not be unreasonably withheld. Assignment shall not release the assignor from liability hereon.


      14. Compliance With Laws

      A. EJB and SSG respectively shall obtain, and shall ensure that their employees, agents and subcontractors obtain, at their respective sole cost and expense, all necessary certificates, registrations, licenses and permits required by any applicable law, rule or regulation for each to operate respectively in  accordance  with  the  provisions  of  this  Agreement  and respectively shall pay all applicable duties, taxes, fees or additional charges (including interest and penalties, if any) required by all authorities in performance of their businesses.

      B. EJB and SSG shall comply with any and all applicable federal, state or local statutes and laws, and all rules and regulations promulgated thereunder, relating to their respective performance pursuant to this Agreement including but not limited to, laws, rules and regulations regarding employee compensation, hours of work, safety, equal employment opportunity, nondiscrimination, working conditions and other conditions of employment.

      C.   At either EJB's or   SSG's request, from  time to time, the  other
 party shall provide adequate assurance and evidence of its continuing compliance with this section.

      D. EJB and SSG agree to indemnify the other from any and all liability which arise from and shall pay reasonable attorneys' fees and costs incurred as a result of any violation of their respective obligations under this section.


      15. Trademarks

      EJB shall use its own name in all dealings. It may not use any trademarks or tradenames or rights to use same belonging to SSG or its subsidiaries or affiliates without SSG's prior written consent in each instance.


      16.  Copyright

      All ideas, written materials, and other developments or improvements conceived and creation of any work ("Work") by EJB, alone or with others, during the term of this Agreement, including but not limited to all programs, coding, routines, algorithms, programming, changes, functions, formulas, etc., whether in progress or completed that are within the scope of the Services of this Agreement and are for SSG, are the sole and exclusive property of SSG and that any and all patents, copyrights and trade secrets shall be owned by and belong to SSG. EJB agrees to assist SSG, at SSG's expense, to obtain copyrights or any other applicable proprietary rights ("rights") on any such ideas, written materials, and other developments, and agrees to execute all documents and do anything necessary to obtain such rights in the name of SSG as requested by SSG. It is agreed that any filing fees and costs for such rights filings specifically requested by SSG shall be paid by SSG. EJB agrees that to the extent that any Work is deemed by a Court not to be the property of SSG, EJB agrees to fully and exclusively assign all rights, title and interest to the Work to SSG including but not limited to full and complete copyright rights and the right to copyright all Work.


      17. Miscellaneous

      A.   NON WAIVER; AMENDMENTS

      No delay on the part of either party in exercising any of its respective rights hereunder, nor the failure to exercise the same, nor the acquiescence in or waiver of a breach of any term, provision or condition of this Agreement shall be deemed or construed to operate as a waiver of such rights or acquiescence thereto except in the specific instance for which given.

      None of the terms, provisions or conditions of this Agreement shall be deemed to have been waived, amended, modified or altered by any act, course of conduct or knowledge of either party, its respective agents, servants or employees, and the terms, provisions and conditions of this Agreement may not be changed, waived, varied or modified except by a statement in writing signed by the duly authorized representatives of both parties.

      B.   SURVIVAL

      Paragraphs 3B, 4, 8E, 9, 10, 12, 14, 15, 16, and 17 shall survive the expiration or earlier termination of this Agreement.

      C.   NOTICES AND PROCESS

      Any notice or process shall be in writing and shall be deemed to have been duly given to EJB if the same is either delivered personally or is sent by registered or certified mail, return receipt requested, to the location set forth on the first page of this Agreement or to such other location as it may designate by a notice given in like manner. In the case of notice or service of process to SSG, it shall be duly given if either delivered personally or is sent by registered or certified mail, return receipt requested to the Chief Financial Officer of SSG with a copy to the General Counsel at 1901 Diplomat Drive, Farmers Branch, Texas 75234 or to such other location as it may designate by a notice given in like manner. Notices by counsel on behalf of a party shall be effective as if given by the party.

      D.   COMPLETE AGREEMENT

 This Agreement and that certain Confidentiality and Non-Disclosure Agreement dated March 9, 1998, by and between SSG, EJB and Liz Rothenberg supersedes any and all prior agreements or understandings, oral or written, express or implied, and encompasses the entire understanding between the parties with respect to its subject matter. There are no inducements, representations, warranties, covenants, agreements or collateral understandings, oral or otherwise, express or implied, affecting this Agreement not expressly set forth herein.

      E.   NO THIRD PARTY BENEFICIARIES

      This Agreement and the rights and obligations hereunder do not and shall not confer any rights to any third parties and no third parties shall have any rights under this Agreement.

      F.   REMEDIES

      All remedies available to either party for breach of this Agreement are cumulative and may be exercised concurrently or separately; and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

      G.   SEVERABILITY

      If any provision of this Agreement shall to any extent be finally held to be prohibited, invalid or unenforceable in any jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect, and any such prohibition, invalidation or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      H.   NON-SOLICITATION

      During the term hereof, any renewal term(s) as provided herein and for 1 year after the expiration or termination of the term and any subsequent renewals, SSG and EJB each shall not, and they shall not permit any of their employees, shareholders, officers, directors or agents to, solicit, entice or induce any current employee or person employed or engaged by the other to leave their employ and work for them or any subsidiary.


 SPORT SUPPLY GROUP, INC.           EJB DEVELOPMENT, INC.





 John P. Walker                     Edward J. Buccino

 President
 Date:  _____________________       Date: _______________________

 Appendix B
 ----------
                                 Compensation

 The payment for all Services provided under this Agreement shall be as follows:

      1. Services: Payment for the Services shall be $141,666 per month on or before the 5th day of each month.

      2.   Services:   Payment for  Website Hosting  Support and  MAC  device
 Support shall be  $8,000 per month  on or before the 5th day of each month.

      3. Additional Services: Payment for any Additional Services shall be at rates agreed to in writing by the parties. Any Additional Services to be provided by EJB, over and above the Services set forth in this Agreement, must be approved in advance and in writing by the MIS Steering Committee.

                                  Appendix C
                                  ----------
                                  Insurance

      EJB shall purchase and maintain insurance satisfactory to Sport Supply Group, Inc. of the kinds and in the amounts specified in the following schedule, or in amounts required by law, whichever is greater, and furnish Sport Supply Group, Inc. with certificates of insurance making SSG (as defined below) an Additional Insured as evidence thereof, in the prescribed form prior to the commencement of services:


            SCHEDULE OF REQUIRED INSURANCE TO BE FURNISHED BY EJB
            -----------------------------------------------------

 (A)  Workers Compensation -  for statutory amounts in each state where
      --------------------    EJB employs personnel;



 (B)  Commercial General      including Products/Completed Operations,
      ------------------      Contractual and Personal Injury Liability
      Liability -             for Limits of $1,000,000 per Occurrence or
      ---------               Offense; $1,000,000 Products/Completed
                              Operations Annual Aggregate; $2,000,000
                              General Aggregate;

 (C) Professional Liability including Errors and Omissions, with ---------------------- limits of $250,000 per occurrence

 The Commercial General Liability insurance will name SSG, its subsidiaries and affiliates, and the directors, officers, employees and stockholders thereof ("SSG") as Additional Insured for all coverages provided by the policy except Contractual Liability. The policy will specify that it is primary insurance with respect to the coverage provided to SSG and not subject to contribution by any insurance SSG may maintain. All the foregoing policies will be endorsed to state SSG (at the address stated in this Agreement) will be provided thirty (30) days prior written notice, by the insurers, of any cancellation, refusal to renew, reduction in limits of liability or restriction of terms or conditions of coverage. Copies of the endorsement to each policy, signed by an authorized representative of each insurer, will be provided to SSG by EJB. All of such insurance shall be issued by insurance companies with a Best rating of A or better and a financial rating of Class VIII or better. No insurance shall have a deductible or self-insured retention of more than $10,000.